UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  November 9, 2004

(Date of earliest event reported)

SOUTHWEST WATER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	0-8176	95-1840947
(State of	(Commission File Number)	(IRS Employer
Incorporation)	Identification No.)

One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, California 90017-3782
(Address of principal executive offices, including zip code)

(213) 929-1800
(Registrant’s telephone number, including area code)

                Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

                On November 9, 2004, Southwest Water Company (the “Company”) entered into a Retention Agreement (the “Agreement”) with Richard Shields, Chief Financial Officer of the Company.  The Agreement provides for payment to Mr. Shields of $225,000 in exchange for him continuing to appropriately function in his role as CFO through the completion and filing of the Company’s annual report on Form 10-K for the year ended December 31, 2004 with the Securities and Exchange Commission.  The Agreement supercedes the related prior letter agreements dated as of March 22, 2004 and May 13, 2004 between Mr. Shields and the Company (the “Letter Agreements”).  The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02                Termination of a Material Definitive Agreement.

                On November 9, 2004, the Company terminated the Letter Agreements.  The Letter Agreements relate to payment to Mr. Shields in the event Mr. Shields resigned or was terminated during 2004.  The Letter Agreements are filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.               Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Retention Agreement, dated as of November 9, 2004, between Southwest Water Company and Richard Shields.

10.2	Letter agreements, dated as of March 22, 2004 and May 13, 2004, between Southwest Water Company and Richard Shields.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 11, 2004

SOUTHWEST WATER COMPANY
By:	/s/ Shelley Farnham
Shelley Farnham
Vice President, Human Resources and Secretary

EXHIBIT INDEX

Exhibit
Number	Document Description
10.1	Retention Agreement, dated as of November 9, 2004, between Southwest Water Company and Richard Shields.
10.2	Letter agreements, dated as of March 22, 2004 and May 13, 2004, between Southwest Water Company and Richard Shields.